UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware
0-13803
33-0637631
(State or other jurisdiction of incorporation)
(Commission File Number)
(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor
New York, New York
(Address of principal executive offices)


10010
(Zip Code)

(212)  231-0092
(Registrant's Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


Item 1.01 Entry Into a Material Definitive Agreement.

As reported on its Current Report on Form 8-K filed on July 7, 2017, on July 3, 2017 Function(x) Inc.(the "Company") entered into (i) a Secured Convertible Promissory Note in the original principal amount of $4,410,000.00 (the "Note") and (ii) a Securities Purchase Agreement with Iliad Research and Trading, L.P. ("Iliad"). Additionally, on
July 3, 2017, Robert F.X. Sillerman, the Company's Chairman and Chief Executive Officer ("Sillerman"), entered into (i) a Pledge Agreement for the benefit of Lender; and (ii) a Guaranty for the benefit of Iliad.

As reported on the Company's Current Report on Form 8-K filed on September 7, 2017, the Company was deemed to be in default under the Note due to its failure to be in compliance with the current public information requirements of Rule 144.

On April 16, 2018, the Company, Sillerman and Iliad entered into a Forbearance Agreement, under which Iliad agreed to refrain and forbear until July 1, 2018 from bringing any action to collect under the Note with respect to the Default or any other defaults by the Company. All other terms and conditions of the Note and all related documents (including, but not limited to, the Pledge Agreement and Guaranty executed by Sillerman) remain in full force and effect.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: April 16, 2018

By:
/s/ Robert F.X. Sillerman

Name:  Robert F.X. Sillerman
Title:  Executive Chairman and Chief Executive Officer